SECURITIES  AND  EXCHANGE  COMMISSION
                         Washington,  D.C.  20549

                                  FORM  8-K



                               CURRENT  REPORT



                 Pursuant  to  Section  13  or  15(d)  of
                 the  Securities  Exchange  Act  of  1934


Date  of  Report  (Date  of  earliest  event  reported)      DECEMBER  15, 1999
                                                            --------------------

                        NORTHERN  STATES  POWER  COMPANY
                       --------------------------------
        (Exact  name  of  registrant  as  specified  in  its  charter)

                                  MINNESOTA
                                  ---------
             (State  or  other  jurisdiction  of  incorporation)


1-3034                                                  41-0448030
------                                                   ----------
(Commission  File  Number)               (IRS Employer  Identification  No.)


414  NICOLLET  MALL,  MPLS,  MN                                      55401
-------------------------------                                      -----
(Address  of  principal  executive  offices)                       (Zip  Code)


Registrant's  telephone  number,  including  area  code           612-330-5500
                                                                  ------------


     (Former  name  or  former  address,  if  changed  since  last  report)

Item  5  -  Other  Events
-------------------------

On December 15, 1999, Northern States Power Company (NSP) signed separate agreements with the Minnesota Office of Attorney General (OAG) and the Minnesota Energy Consumers (MEC) related to stipulated terms under which those parties would support NSP's proposed merger with New Century Energies, Inc. (NCE).

Under the agreements, which contained substantially the same financial terms, NSP agreed to reduce its Minnesota electric rates by $10 million per year, or approximately 0.6% less than current levels, for the five-year period 2001-2005. The rate reduction will be based on 2000 budgeted revenues and will be accomplished through two steps. In the first step, base rates will be reduced, no later than Jan. 1, 2001, by a level sufficient to deliver revenue decreases of $9 million (or 90% of the total annual reduction) through the period Dec. 31, 2001. At NSP's election, this first step can be put into effect as early as two months after the merger closes. In the second step, base rates will be further reduced, no later than Jan. 1, 2002, by an additional amount so that a cumulative annual reduction of $10 million (or 100% of the agreed to reduction) is delivered. This lower level of base rates would then continue without further adjustment through Dec. 31, 2005.

In the agreements, OAG and MEC stipulated and agreed to request that the Minnesota Public Utilities Commission (MPUC) approve NSP's pending merger with NCE. In addition, the agreements provided that (a) NSP's rates otherwise not be increased through 2005 except under a number of circumstances set forth in the agreements, (b) certain service quality and other commitments be met, and (c) other specified operating plans and opportunities be analyzed. The agreements are subject to the approval of the MPUC and can be terminated in the event the merger does not proceed.

These agreements represent significant progress in the merger-approval process. Resolution of these parties' merger issues will move the regulatory process forward. In that regard, NSP has also entered into an agreement with a coalition of environmental organizations which resolves their merger issues. The only party who has filed direct testimony in the Minnesota merger proceeding is the Minnesota Department of Commerce (DOC). In testimony filed on December 10, 1999, DOC found that merger savings exceed merger costs, and recommended several conditions to merger approval.

NSP anticipates that the successful completion of its merger with NCE will, over the period of the rate freeze, provide cost savings sufficient to offset the agreed-to rate reductions. NSP believes that the agreements result in an appropriate sharing of merger-related savings between ratepayers and shareholders.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Northern  States  Power  Company
                                       (a Minnesota  Corporation)

                                       By  /s/
                                           ---

                                       John  P.  Moore,  Jr.
                                       Vice  President  &  Corporate  Secretary


Dated:  December  22,  1999